Exhibit 99.1

News Release

For Further Information
Investor Relations:                                       Derek Drysdale, (816) 854-4513, derek.drysdale@hrblock.com
Media Relations:                                           Kate O’Neill Rauber, (816) 854-4548, kate.rauber@hrblock.com

H&R BLOCK REPORTS FISCAL 2011 FOURTH QUARTER AND FULL YEAR RESULTS
•	Fourth quarter net income from continuing operations of $2.14 per share includes after-tax litigation charge of $17.0 million, or $0.06 per share1
•	Fiscal 2011 net income from continuing operations of $419 million, or $1.35 per share
•	Adjusted non-GAAP net income from continuing operations of $471 million in fiscal 2011, or $1.52 per share, compared to $474 million, or $1.42 per share in prior year
•	U.S. tax returns prepared up 6.5 percent, or 1.3 million returns; U.S.market share up 80 basis points to 16.4 percent

 For Immediate Release June 23, 2011

KANSAS CITY, Mo. – H&R Block, Inc. (NYSE: HRB) today reported net income from continuing operations for the fiscal year ended April 30, 2011 of $419.4 million, or $1.35 per share.  In addition to previously announced charges, the company’s Business Services segment incurred an after-tax litigation charge in the fourth quarter of $17.0 million, or $0.06 per share.  Adjusted (non-GAAP) income from continuing operations for fiscal 2011 was $470.6 million, essentially flat to adjusted net income in the prior year.  Adjusted earnings per share increased 7 percent to $1.52 due to a decline in weighted average shares outstanding. Total revenues of $3.8 billion were down 2.6 percent compared to the prior year.

“The actions taken this year have strengthened important fundamentals in our business,” said William C. Cobb, H&R Block’s president and chief executive officer. “We achieved our highest level of U.S. client growth since 2001 and maintained strong earnings results despite a number of special items. We also reversed years of market share declines and have built a solid pipeline of new and younger clients.  All of this positions us well for the future.”

Tax Services

The segment reported fiscal 2011 pretax income of $767.5 million.  Adjusting for special items, the segment’s pretax income was $829.9 million, essentially flat to the prior year.  Adjusted pretax margin for the segment improved to 28.5 percent, compared with adjusted pretax margin of 27.9 percent in the prior year, as a result of cost savings achieved through reductions in force and the office network.

1 All per share amounts are based on fully diluted shares
2 Total online returns prepared exclude software-based and Free File Alliance (“FFA”) returns.

1

    Fiscal 2011 segment revenues declined 2.1 percent to $2.9 billion. This decline was primarily attributable to the strategic sale of 280 company owned locations to franchisees, as well as lower revenues stemming from the company’s inability to offer refund anticipation loans this tax season.

Total U.S. tax returns prepared by H&R Block in fiscal 2011 grew 6.5 percent, or 1.3 million returns.  Total retail returns prepared grew 3.6 percent, while the net average retail fee per tax return prepared declined 3.3 percent.  Total digital tax returns prepared increased 13.5 percent, led by growth of 28.7 percent in online filings2.

In tax season 2011, the company believes total industry-wide filings at the IRS increased by 1.1 percent to approximately 131 million returns.  The company estimates it gained 80 basis points of total U.S. market share in tax season 2011, including 60 basis points of share in retail and 90 basis points in the digital online category.

“The significant improvement in many of our key client satisfaction indicators gives us confidence that we can attract more clients to our brand, retain clients at higher rates, and continue driving organic growth in our business,” said Cobb.

 RSM McGladrey

 Segment pretax income of $49.0 million was down 16.5 percent compared to fiscal 2010. Adjusting for legal charges, fiscal 2011 pretax income was $77.3 million and the pretax margin was 9.3 percent.  This compares to adjusted pretax income of $88.2 million and pretax margin of 10.3 percent in the prior year.  Fiscal 2011 segment revenues fell 3.6 percent to $829.8 million.

Corporate

Corporate operations include corporate support department costs, as well as net interest margin and other gains/losses associated with H&R Block Bank’s mortgage portfolio.  Corporate operations reported a pretax loss of $139.5 million in fiscal 2011 compared to a loss of $141.9 million in the prior year.

The company’s effective tax rate for continuing operations in fiscal 2011 was 38.1 percent compared to 37.6 percent in the prior year.

Discontinued Operations

Sand Canyon Corporation (“SCC”), formerly known as Option One Mortgage Corporation, ceased originating mortgage loans in December 2007 and, in April 2008, sold its servicing assets and discontinued its remaining operations.  SCC is a separate legal entity from H&R Block, Inc.  At April 30, 2011, SCC had net assets of approximately $300 million, in addition to an accrual for representation and warranty liabilities of $126.3 million.

New claims for alleged breaches of representation and warranties in the principal amount of $55 million were received during the fourth quarter. SCC completed a review of claims of approximately $41 million during the quarter, with incurred losses totaling $4.5 million.  At April 30, 2011, total claims of $79 million remain subject to review.

2

As previously announced on March 9, 2011, SCC made its final payment of $24.2 million for reserved losses under a $50.0 million indemnification agreement dated April 2008.  The indemnification agreement was entered into with a specific counterparty in exchange for a full and complete release of such party’s ability to assert representation and warranty claims.  SCC has fulfilled its obligation under this agreement.

Balance Sheet

At April 30, 2011, the Company had unrestricted cash of $1.7 billion and total outstanding debt of $1.1 billion. Shareholder equity at April 30 was $1.4 billion, essentially flat to the prior year.

Dividend

A previously announced quarterly cash dividend of 15 cents per share is payable on July 1, 2011, to shareholders of record as of June 10, 2011.

Conference Call

At 4:30 p.m. Eastern time today, the company will host a conference call for analysts, institutional investors and shareholders. To access the call, please dial the number below approximately 5 to 10 minutes prior to the scheduled starting time:

             U.S./Canada (877) 809-6980 or International (706) 634-7287
             Conference ID: 70449405

The call will also be webcast in a listen-only format for the media and public.  The link to the webcast can be accessed on the company’s investor relations Web site at www.hrblock.com.

A replay of the call will be available beginning at 5:30 p.m. Eastern on June 23 and continuing until July 23, 2011, by dialing (800) 642-1687 (U.S./Canada) or (706) 645-9291 (International).  The conference ID is 70449405.  The webcast will be available for replay beginning on June 24.

Forward Looking Statements
This announcement may contain forward-looking statements, which are any statements that are not historical facts. These forward-looking statements, as well as the Company’s guidance, are based upon the Company’s current expectations and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the Company’s actual results could differ materially from these statements. These risks and uncertainties relate to, among other things, uncertainties regarding the Company’s ability to attract and retain clients; meet its prepared returns targets; uncertainties and potential contingent liabilities arising from our former mortgage loan origination and servicing business; uncertainties in the residential mortgage market and its impact on loan loss provisions; uncertainties pertaining to the commercial debt market; competitive factors; the Company’s effective income tax rate; litigation defense expenses and costs of judgments or settlements; uncertainties regarding the level of share repurchases; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in Item 1A of the Company’s 2011 annual report on Form 10-K and in other filings by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

3

About H&R Block
H&R Block Inc. (NYSE: HRB) is one of the world’s largest tax services providers, having prepared more than 575 million tax returns worldwide since 1955. In fiscal 2011, H&R Block had annual revenues of $3.8 billion and prepared more than 24.5 million tax returns worldwide, utilizing more than 100,000 highly trained tax professionals. The Company provides tax return preparation services in person, through H&R Block At Home™ online and desktop software products, and through other channels. The Company is also one of the leading providers of business services through RSM McGladrey. For more information, visit our Online Press Center at www.hrblock.com.

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4

KEY OPERATING RESULTS
Unaudited, amounts in thousands, except per share data

	Three months ended April 30,
	Revenues		Income (loss)
	2011	2010	2011	2010

Tax Services	$ 2,036,985	$ 2,030,299	$ 1,092,363	$ 1,080,335
Business Services	280,349	297,647	32,452	68,441
Corporate and Eliminations	8,117	9,948	(47,905)	(38,366)
	$ 2,325,451	$ 2,337,894	1,076,910	1,110,410
Income taxes			418,680	417,978
Net income from continuing operations			658,230	692,432
Net income (loss) from discontinued operations			331	(1,604)
Net income			$ 658,561	$ 690,828

Basic earnings (loss) per share:
Net income from continuing operations			$ 2.15	$ 2.11
Net income (loss) from discontinued operations			-	-
Net income			$ 2.15	$ 2.11

Basic shares outstanding			305,283	326,255

Diluted earnings (loss) per share:
Net income from continuing operations			$ 2.14	$ 2.11
Net income (loss) from discontinued operations			-	(0.01)
Net income			$ 2.14	$ 2.10

Diluted shares outstanding			306,118	327,314

	Year ended April 30,
	Revenues		Income (loss)
	2011	2010	2011	2010

Tax Services	$ 2,912,361	$ 2,975,252	$ 767,498	$ 867,362
Business Services	829,794	860,349	49,003	58,714
Corporate and Eliminations	32,141	38,731	(139,476)	(141,941)
	$ 3,774,296	$ 3,874,332	677,025	784,135
Income taxes			257,620	295,189
Net income from continuing operations			419,405	488,946
Net loss from discontinued operations			(13,295)	(9,704)
Net income			$ 406,110	$ 479,242

Basic earnings (loss) per share:
Net income from continuing operations			$ 1.35	$ 1.47
Net loss from discontinued operations			(0.04)	(0.03)
Net income			$ 1.31	$ 1.44

Basic shares outstanding			309,230	332,283

Diluted earnings (loss) per share:
Net income from continuing operations			$ 1.35	$ 1.46
Net loss from discontinued operations			(0.04)	(0.03)
Net income			$ 1.31	$ 1.43

Diluted shares outstanding			309,777	333,236

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    Basic earnings per share is computed using the two-class method and is based on the weighted average number of shares outstanding.  The dilutive effect of potential common shares is included in diluted earnings per share, except in those periods with a loss from continuing operations.

CONDENSED CONSOLIDATED BALANCE SHEETS
Amounts in thousands, except per share data

	April 30,	April 30,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$ 1,677,844	$ 1,804,045
Cash and cash equivalents - restricted	48,383	34,350
Receivables, net	492,290	517,986
Prepaid expenses and other current assets	259,214	292,655
Total current assets	2,477,731	2,649,036

Mortgage loans held for investment, net	485,008	595,405
Property and equipment, net	307,320	345,470
Intangible assets, net	367,919	367,432
Goodwill	846,245	840,447
Other assets	723,738	436,528
Total assets	$ 5,207,961	$ 5,234,318

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Customer banking deposits	$ 852,220	$ 852,555
Accounts payable, accrued expenses and other current liabilities	618,070	756,577
Accrued salaries, wages and payroll taxes	257,038	199,496
Accrued income taxes	458,910	459,175
Current portion of long-term debt	3,437	3,688
Federal Home Loan Bank borrowings	25,000	50,000
Total current liabilities	2,214,675	2,321,491

Long-term debt	1,049,754	1,035,144
Federal Home Loan Bank borrowings	-	25,000
Other noncurrent liabilities	493,958	412,053
Total liabilities	3,758,387	3,793,688

Stockholders' equity:
Common stock, no par, stated value $.01 per share	4,124	4,314
Additional paid-in capital	812,666	832,604
Accumulated other comprehensive income	11,233	1,678
Retained earnings	2,658,103	2,658,586
Less treasury shares, at cost	(2,036,552)	(2,056,552)
Total stockholders' equity	1,449,574	1,440,630
Total liabilities and stockholders' equity	$ 5,207,961	$ 5,234,318

CONDENSED CONSOLIDATED INCOME STATEMENTS
Unaudited, amounts in thousands, except per share data

	Three months ended April 30,		Year ended April 30,
	2011	2010	2011	2010
Revenues:
Service revenues	$ 2,005,008	$ 1,944,217	$ 3,225,861	$ 3,231,487
Product and other revenues	263,336	344,018	414,282	520,440
Interest income	57,107	49,659	134,153	122,405
	2,325,451	2,337,894	3,774,296	3,874,332

Operating expenses:
Cost of revenues	1,018,461	1,024,850	2,414,590	2,467,996
Selling, general and administrative	232,365	203,936	694,136	631,499
	1,250,826	1,228,786	3,108,726	3,099,495

Operating income	1,074,625	1,109,108	665,570	774,837
Other income, net	2,285	1,302	11,455	9,298

Income from continuing operations before tax	1,076,910	1,110,410	677,025	784,135
Income taxes	418,680	417,978	257,620	295,189

Net income from continuing operations	658,230	692,432	419,405	488,946
Net income (loss) from discontinued operations	331	(1,604)	(13,295)	(9,704)

Net income	$ 658,561	$ 690,828	$ 406,110	$ 479,242

Basic earnings (loss) per share:
Net income from continuing operations	$ 2.15	$ 2.11	$ 1.35	$ 1.47
Net income (loss) from discontinued operations	-	-	(0.04)	(0.03)
Net income	$ 2.15	$ 2.11	$ 1.31	$ 1.44

Basic shares outstanding	305,283	326,255	309,230	332,283

Diluted earnings (loss) per share:
Net income from continuing operations	$ 2.14	$ 2.11	$ 1.35	$ 1.46
Net income (loss) from discontinued operations	-	(0.01)	(0.04)	(0.03)
Net income	$ 2.14	$ 2.10	$ 1.31	$ 1.43

Diluted shares outstanding	306,118	327,314	309,777	333,236

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited, amounts in thousands

	Year ended April 30,
	2011	2010

Net cash provided by operating activities	$ 512,503	$ 587,469

Cash flows from investing activities:
Available-for-sale securities:
Purchases of available-for-sale securities	(138,824)	(5,365)
Maturities of and payments received on available-for-sale securities	16,797	15,758
Principal payments on mortgage loans held for investment, net	58,471	72,832
Purchases of property and equipment	(62,959)	(90,515)
Payments made for business acquisitions, net of cash acquired	(54,171)	(10,539)
Proceeds from sales of businesses, net	71,083	66,623
Franchise loans:
Loans funded	(92,455)	(89,664)
Payments received	57,552	40,710
Other, net	34,349	31,513
Net cash provided by (used in) investing activities	(110,157)	31,353

Cash flows from financing activities:
Repayments of commercial paper	(4,818,766)	(1,406,013)
Proceeds from issuance of commercial paper	4,818,766	1,406,013
Repayments of other borrowings	(50,000)	(4,267,773)
Proceeds from other borrowings	-	4,242,727
Customer banking deposits, net	(11,440)	17,539
Dividends paid	(186,802)	(200,899)
Repurchase of common stock, including shares surrendered	(283,534)	(254,250)
Proceeds from exercise of stock options	424	16,682
Other, net	(3,039)	(35,144)
Net cash used in financing activities	(534,391)	(481,118)

Effects of exchange rates on cash	5,844	11,678

Net increase (decrease) in cash and cash equivalents	(126,201)	149,382
Cash and cash equivalents at beginning of the year	1,804,045	1,654,663
Cash and cash equivalents at end of the year	$ 1,677,844	$ 1,804,045

Supplementary cash flow data:
Income taxes paid, net of refunds received	$ 244,917	$ 359,559
Interest paid on borrowings	73,791	78,305
Interest paid on deposits	8,541	10,156
Transfers of foreclosed loans to other assets	16,463	19,341

U.S. Tax Operating Data
(in thousands, except net average fee)

	Year ended April 30,		Percent
	2011	2010	Change
Net tax preparation fees - retail: (1,2)
Company-owned operations	$ 1,739,490	$ 1,742,517	-0.2%
Franchise operations	960,219	954,291	0.6%
	$ 2,699,709	$ 2,696,808	0.1%

Total returns prepared: (2,4)
Company-owned operations	9,168	8,817	4.0%
Franchise operations	5,588	5,429	2.9%
Total retail operations	14,756	14,246	3.6%

Software	2,201	2,193	0.4%
Online	3,722	2,893	28.7%
Sub-total	5,923	5,086	16.5%

Free File Alliance	767	810	-5.3%
Total digital tax solutions	6,690	5,896	13.5%
	21,446	20,142	6.5%

Net average fee - retail: (2,3)
Company-owned operations	$ 189.73	$ 197.63	-4.0%
Franchise operations	171.86	175.65	-2.2%
	$ 182.96	$ 189.25	-3.3%

(1)	Amounts include gross tax preparation fees less coupons and discounts.
(2)
Prior year tax preparation fees (in thousands) of $70,199 and returns prepared (in thousands) of 365 have been reclassified between company-owned and franchise operations for offices which were refranchised during either year.

(3)	Amounts are calculated as net retail tax preparation fees divided by retail tax returns.
(4)	Total returns prepared include the filing (in thousands) of 93 and 38 extensions for 2011 and 2010 respectively.

NON-GAAP RECONCILIATION
Unaudited, amounts in millions, except per share amounts

     We report our financial results in accordance with generally accepted accounting principles (GAAP). However, we believe certain non-GAAP performance measures and ratios used in managing the business may provide additional meaningful comparisons between current year results and prior periods. Reconciliations to GAAP financial measures are provided below. These non-GAAP financial measures should be viewed in addition to, not as an alternative for, our reported GAAP results.

	Segment Pretax Income
	Tax Services		Business Services
	Year ended April 30,		Year ended April 30,
	2011	2010	2011	2010

Pretax income - as reported	$ 767.5	$ 867.4	$ 49.0	$ 58.7

Add back (pretax):
Litigation and arbitration	15.0	-	28.3	14.5
Incremental Emerald Advance credit losses (1)	40.5	-	-	-
Severance	27.4	11.9	-	-
Asset impairments	24.6	-	-	15.0
Gain on sale of tax offices to franchisees	(45.1)	(49.0)	-	-
	62.4	(37.1)	28.3	29.5

Pretax income - as adjusted	$ 829.9	$ 830.3	$ 77.3	$ 88.2

Revenues - as reported	$ 2,912.4	$ 2,975.3	$ 829.8	$ 860.3

Pretax margin - as reported	26.4%	29.2%	5.9%	6.8%
Pretax margin - as adjusted	28.5%	27.9%	9.3%	10.3%

	Consolidated Net Income
	Year ended April 30,
	2011		2010
	After-tax	Per share	After-tax	Per share

Net income from continuing operations - as reported	$ 419.4	$ 1.35	$ 488.9	$ 1.46

Add back (net of tax):
Litigation and arbitration	26.8	0.09	9.1	0.03
Incremental Emerald Advance credit losses (1)	25.1	0.08	-	-
Severance	18.3	0.06	8.4	0.03
Asset impairments	15.2	0.05	9.4	0.03
Gain on sale of tax offices to franchisees	(27.9)	(0.09)	(30.6)	(0.09)
Other gains (2)	(6.3)	(0.02)	(11.5)	(0.04)
	51.2	0.17	(15.2)	(0.04)

Net income from continuing operations - as adjusted	$ 470.6	$ 1.52	$ 473.7	$ 1.42

Diluted shares		309.8		333.2

(1)
Credit losses were higher in fiscal 2011 compared to fiscal 2010 as a result of higher levels of Emerald Advance clients not returning for tax preparation.  Incremental credit losses were calculated based on the difference between the fiscal 2011 loss rate assumption and the actual loss rate multiplied by the principal amount of fiscal 2011 loan originations.

(2)
Represents gain on commutation of insurance liability in fiscal year 2010 and gains on residual interests in securitizations in fiscal years 2011 and 2010.  Both gains were recorded in corporate operations.